Exhibit 99.1

Galena Will Adjourn Special Meeting until Friday, December 29, 2017, Urges Stockholders to Vote

San Ramon, California, December 14, 2017 — Galena Biopharma, Inc. (NASDAQ: GALE), (“Galena”) announced today that its special meeting of stockholders (“Special Meeting”), scheduled for December 15, 2017, will be convened and adjourned, without any business being conducted, in order to allow sufficient time for stockholders to vote based upon a change in information regarding the discretionary authority of brokers to vote shares on Proposal 3 (the Reverse Stock Split Proposal) as described below. The Special Meeting will be adjourned to 9:00 a.m. local time on Friday, December 29, 2017, at the offices of Paul Hastings LLP, 200 Park Avenue, New York, New York 10166, to allow additional time for stockholders to vote on the proposals set forth in Galena’s proxy statement/prospectus/consent solicitation statement dated November 6, 2017 and filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b)(3) on November 8, 2017 (the “Proxy Statement/Prospectus/Consent Solicitation Statement”), including approval of the matters necessary to complete a business combination transaction in which the businesses of Galena and SELLAS Life Sciences Group Ltd, will be combined (the “Merger”). The Proxy Statement/Prospectus/Consent Solicitation Statement was previously supplemented by a supplement dated November 29, 2017 and filed with the SEC pursuant to Rule 424(b)(3) on November 30, 2017.

A second supplement to the Proxy Statement/Prospectus/Consent Solicitation Statement is expected to be mailed on or about December 18, 2017 to provide stockholders as of the record date of the Special Meeting with recent information Galena has learned about the discretionary authority of brokers to vote shares on Proposal No. 3 (the Reverse Stock Split Proposal). In the Proxy Statement/Prospectus/Consent Solicitation Statement, Galena stated that under the rules of the New York Stock Exchange (the “NYSE”), none of the proposals to be voted on at the Special Meeting are “routine” matters. However, following recent discussions with the NYSE, Galena has determined that Proposal No. 3 (the Reverse Stock Split Proposal) is considered to be a “routine” matter. Therefore, Galena is supplementing the Proxy Statement/Prospectus/Consent Solicitation Statement to clarify that Proposal No. 3 (the Reverse Stock Split Proposal) is a “routine” matter and that, as such, a broker will have discretion to vote on Proposal No. 3 (the Reverse Stock Split Proposal) even if the broker has received no voting instructions from its clients with respect to such proposal.

YOUR PARTICIPATION IS IMPORTANT—PLEASE VOTE TODAY!

The record date for the Special Meeting remains November 7, 2017. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Galena stockholders as of the November 7, 2017 record date can vote, even if they have subsequently sold their shares. If you have already voted or given your proxy and wish to change your vote, please follow the procedures specified in the Proxy Statement/Prospectus/Consent Solicitation Statement.

If you would like additional copies, without charge, of the Proxy Statement/Prospectus/Consent Solicitation Statement or the supplements thereto or if you have questions about the Merger, including the procedures for voting your shares, you should contact Galena’s proxy solicitor:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Additional Information about the Merger involving Galena Biopharma, Inc. and SELLAS Life Sciences Group Ltd and Where to Find It

In connection with the Merger, Galena and SELLAS have filed relevant materials with the Securities and Exchange Commission, or the SEC, including the Proxy Statement/Prospectus/Consent Solicitation Statement. Galena and SELLAS have mailed the Proxy Statement/Prospectus/Consent Solicitation Statement to their respective stockholders. Investors and stockholders of Galena and SELLAS are urged to read the Proxy Statement/Prospectus/Consent Solicitation Statement and the supplements thereto because they contain important information about Galena, SELLAS and the Merger. The Proxy Statement/Prospectus/Consent Solicitation Statement, other relevant materials and any other documents filed by Galena with the SEC (when they become available), may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, copies of the documents filed with the SEC by Galena will be available free of charge on Galena’s website at www.galenabiopharma.com (under “Investors”—“Financials”) or by directing a written request to: Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583, Attention: Investor Relations or by email to: ir@galenabiopharma.com. Investors and stockholders are urged to read the final proxy statement/prospectus/consent solicitation statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Contact:

Remy Bernarda

SVP, Investor Relations & Corporate Communications

(925) 498-7709

ir@galenabiopharma.com

Source: Galena Biopharma, Inc.